Legg Mason Partners Variable Income Trust
Legg Mason Partners Variable High Income Portfolio
Item 77Q1


Registrant incorporates by reference Registrant's Supplement dated 5/17/07 to the Prospectus dated 04/30/07


Filed on 05/18/07
SEC Accession No. 0001193125-07-118679